Exhibit 99.1
Investor Contact:
David Ramsay
Halozyme Therapeutics
858-704-8260
ir@halozyme.com

Media Contact:
Tali Mackay
Hill+Knowlton Strategies
310-633-9495
Tali.Mackay@hkstrategies.com
FOR IMMEDIATE RELEASE
Halozyme Therapeutics Announces Executive Transitions
Helen Torley to assume role of President and CEO; Gregory I. Frost to lead Intrexon’s Health Sector and will remain on Halozyme’s Scientific Advisory Board

SAN DIEGO, December 17, 2013 — Halozyme Therapeutics, Inc. (NASDAQ: HALO) announced today that Helen Torley, M.B. Ch. B., M.R.C.P., will be joining Halozyme as President and Chief Executive Officer on January 6, 2014. She will also become a member of Halozyme’s Board of Directors. Dr. Torley was most recently Executive Vice President and Chief Commercial Officer at Onyx Pharmaceuticals, a subsidiary of Amgen. Gregory I. Frost, Ph.D. is departing Halozyme for Intrexon (NYSE:XON), assuming the head of that company’s Health Sector, and will continue to lead Halozyme’s scientific advisory board. Dr. Frost will join Intrexon effective January 6, 2014.
"Helen’s demonstrated leadership of Onyx’s oncology products will build on Halozyme’s trajectory of value creation, pivoting from partnered to proprietary products," said Kenneth J. Kelley, Chairman of the Board of Directors of Halozyme. “She brings over 20 years of successful brand development and launch expertise garnered from key roles at other companies, including Amgen and Bristol Myers Squibb.”
Prior to Onyx, Dr. Torley spent 14 years in management positions at Amgen, first in the Nephrology Business Unit, later in the Bone Health Business Unit. She held various senior positions at Bristol Myers Squibb, including Regional Vice President of Cardiovascular and Metabolic Sales, and Head of Cardiovascular Global Marketing. She began her industry career at Sandoz/Novartis, where she ultimately served as Vice President of Medical Affairs, overseeing clinical studies across all therapeutic areas, including oncology.

In reflecting on his 15 years at Halozyme, Dr. Frost said, “I am very proud of the multiple scientific, development, and regulatory milestones the team has achieved to date. I look forward to supporting Halozyme’s next chapter of transformative healthcare in my capacity of leading the Scientific Advisory Board.”

"It is truly an honor to be joining Halozyme," said Dr. Torley. "I am excited by the unique portfolio of proprietary products in clinical testing for the treatment of cancer, diabetes and cellulite, and by the multiple royalty-based partnerships that clearly point to a talented team with a proven track record."
RJ Kirk, Halozyme’s largest shareholder and member of the Board of Directors commented, “Halozyme has successfully transitioned over the last several years from being science-driven to become commercially-oriented. This is a very fortunate position to be in for any company. I laud the efforts by Greg in leading the Company to its present position with multiple product approvals under its belt. Halozyme's advanced, proprietary products are game-changing for the Company, and we must be prepared to maximize the realization of its commercial opportunities. Helen is an ideal choice to lead the company at this important moment in its trajectory.”
About Halozyme
Halozyme Therapeutics is a biopharmaceutical company dedicated to developing and commercializing innovative products that advance patient care. With a diversified portfolio of enzymes that target the extracellular matrix, the Company's research focuses primarily on a family of human enzymes, known as hyaluronidases, which increase the dispersion and absorption of biologics, drugs and fluids. Halozyme's pipeline addresses therapeutic areas, including diabetes, oncology and dermatology that have significant unmet medical need. The Company markets Hylenex® recombinant (hyaluronidase human injection) and has partnerships with Roche, Pfizer, Baxter, and Intrexon. Halozyme is headquartered in San Diego, CA. For more information on how we are innovating, please visit our corporate website at www.halozyme.com and follow us on Twitter @HaloTherapeutic.
Safe Harbor Statement
In addition to historical information, the statements set forth above include forward-looking statements including, without limitation, statements concerning Halozyme’s intended business plan and the possible benefit and attributes of its products and technologies. The forward-looking statements are usually (but not always) identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of risks and uncertainties including clinical trial enrollment, conduct and results, unexpected adverse events and outcomes, unexpected expenditures and costs and unexpected results or delays in development and regulatory review. These and other factors that may result in differences are discussed in greater detail in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2013 under Risk Factors. Halozyme does not undertake to update these forward-looking statements.
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